Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-288810 on Form S-8 of our report dated February 11, 2026, with respect to the consolidated financial statements of GCI Liberty, Inc.

/s/ KPMG LLP

Denver, Colorado
February 11, 2026